Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.	First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Steven H. Shapiro (630) 875-7345 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST BANCORP DECLARES FIRST QUARTER DIVIDEND

ITASCA, IL, February 20, 2003 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced the declaration of a quarterly cash dividend on its common stock of $0.19 per share. The new quarterly cash dividend will be payable on April 22, 2003 to shareholders of record on March 28, 2003 and represents the 81st consecutive quarterly dividend distribution since the Company's formation in 1983.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through 70 offices located in more than 40 communities primarily in northern Illinois.

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